Exhibit 5.1

January 13, 2025

Cheetah Net Supply Chain Service Inc.

8707 Research Drive

Irvine, California 92618

RE:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special North Carolina counsel to Cheetah Net Supply Chain Service Inc., a North Carolina corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of 469,484 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share, pursuant to a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”). The Registration Statement relates to the proposed resale of the Shares from time to time pursuant to Rule 415 under the Securities Act by the selling stockholders identified in the Registration Statement. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement. This opinion is being furnished in connection with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, in each case as promulgated by the Commission under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related to the prospectus included in the Registration Statement other than as expressly stated herein with respect to the Shares.

In connection with this opinion, we have examined and are familiar with the Articles of Incorporation and the Bylaws of the Company, as each of the same have been amended through the date hereof, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, including minute books and resolutions, of the Company. We have also examined the Registration Statement and such other records, instruments, and documents pertaining thereto that we have deemed necessary to examine for purposes of rendering this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures and the legal capacity and mental competence of natural persons. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company, without investigation or analysis of any underlying data contained therein. The opinion set forth below is limited to matters governed by the North Carolina Business Corporation Act, and we express no opinion with respect to any other laws.

On the basis of and in reliance upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been legally issued and are fully paid and nonassessable.

January 13, 2025

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the North Carolina Business Corporation Act.

This opinion is furnished solely in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion, or copies thereof, as an exhibit to the Registration Statement and to the statement made regarding our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement, but we do not thereby admit that we are within the category of persons whose consent is required under the provisions of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

Very truly yours,

/s/ Maynard Nexsen PC
Maynard Nexsen PC

Schedule A

Selling Stockholder	Total Number of Shares to be Sold
Jiancheng Li	187,794
Weishu Guo	140,845
Jianhui Li	140,845